Exhibit 99.3

Letter of resignation of Greg Duffell.



September 21, 2005

Jay Elliot
Chairman & CEO
PowerHouse Technologies Group, Inc.,
555 Twin Dolphin Drive, Suite 650,
Redwood City, CA 94065


Dear Jay,

Please accept my resignation effective upon the closing of the proposed financing from the Board of Directors of PowerHouse Technologies Group, Inc.

I am resigning to allow for participation by new outside members who have expressed interest to join our Board. My resignation was not caused by any disagreement with the Company regarding its operations, policies or procedures.

I look forward to continuing to serve the Company in my position as International President.


Yours truly,

/s/ Greg Duffell
----------------
Greg Duffell